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                                                                      Exhibit 21

                         Subsidiaries of the Registrant


Parent
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Cumberland Mountain Bancshares, Inc.

                                                                                   State or Other           Percentage
Subsidiaries (1)                                                           Jurisdiction of Incorporation     Ownership
----------------                                                           -----------------------------     ---------
Middlesboro Federal Bank, Federal Savings Bank                                     United States               100%

Home Mortgage Loan Corporation                                                     Kentucky                    100%

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(1)      The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.